UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 28, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2022, Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”), a current 79% shareholder of Gaucho Group, Inc., a Delaware corporation and private company (“GGI”) offered to purchase up to 5,266,509 shares of common stock of GGI (the “GGI Shares”) in exchange for an aggregate of 1,042,875 shares of common stock of the Company (the “Company Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Share Exchange and Subscription Agreement (the “Subscription Agreement”) (which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “GGI Transaction”).

The offering period is from February 28, 2022 through 5:00 pm Eastern Time on March 28, 2022 (the “Expiration Date”). Each one GGI Share tendered pursuant to the GGI Transaction will be exchanged for 0.198 shares of common stock of the Company, to be issued promptly after the Expiration Date. The GGI Transaction is not conditioned upon a minimum aggregate number of GGI Shares being tendered for exchange.

The Company currently owns 20,000,000 GGI Shares, representing approximately 79% of the GGI Shares, and the Company management believes it to be in the best interests of the Company to purchase the remaining 21% of the GGI Shares in order to eliminate the administrative time and cost of reporting a minority interest, and because approximately 95% of the GGI stockholders are also stockholders of the Company.

The Company’s CEO, Scott Mathis, is CEO, Chairman of the Board, and a stockholder of GGI. Additionally, the Company’s current CFO, Maria Echevarria, is CFO of GGI; the Company’s current directors, Peter Lawrence and Steven Moel, are directors of GGI; and the Company’s current directors, Reuben Cannon and Marc Dumont, own nominal interests in GGI. All directors of GGI are directors of the Company. As a result of the foregoing, the GGI Transaction is considered a related party transaction. The stockholders of the Company approved the GGI Transaction on August 26, 2021, with approval by the independent board of directors of the Company on February 8, 2022.

Each GGI stockholder may elect to tender all or some of his, her, or its GGI Shares for exchange. If the GGI stockholder does not elect to tender his, her, or its GGI Shares for exchange, the GGI stockholder will remain a stockholder of GGI.

The Company may, in its sole discretion, extend the GGI Transaction at any time or from time to time. If the Company decides to extend the GGI Transaction, the Company will notify the GGI stockholders no later than 9:00 a.m. Eastern Time, on March 29, 2022.

Subject to the terms and conditions set forth in the Subscription Agreement, the Company will promptly after the Expiration Date issue the Company Shares to the tendering GGI stockholders by delivering transfer instructions to our transfer agent.

For additional information, please review the Exhibits attached hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the GGI Transaction is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

The GGI Transaction and issuance Company Shares is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506(b) of Regulation D.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Share Exchange and Subscription Agreement
10.2	Offer to Purchase, dated February 28, 2022
10.3	Position Statement of Gaucho Group, Inc. dated February 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of March 2022.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO